Exhibit 10.2

PARTICIPATION AGREEMENT UNDER
CREE SEVERANCE PLAN – SENIOR LEADERSHIP TEAM

This Participation Agreement Under the Cree Severance Plan – Senior Leadership Team (the “Participation Agreement”) is entered into this __ day of ____, 2018, between Cree, Inc. (the “Company”) and __________ (“Executive”).
[Executive and the Company entered into a Change in Control Agreement (the “CIC Agreement”), dated ______, under which Executive is entitled to severance benefits in the event of a termination of employment under certain circumstances in connection with a change in control.]1
[Executive was eligible to receive severance benefits under certain circumstances under the Company’s Severance Plan for Section 16 Officers, effective August 18, 2008, and amended October 28, 2013 (the “Section 16 Officer Severance Plan”). The Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) has terminated the Section 16 Officer Severance Plan, effective April 30, 2018, and has provided Executive with written notice of such action under Article XI of the Section 16 Officer Severance Plan.]2
The Compensation Committee has adopted the Cree Severance Plan – Senior Leadership Team (the “SLT Severance Plan”), effective April 30, 2018, under which Executive would be eligible for [greater]1 2 severance benefits [under certain circumstances]3 [than those [to which Executive currently may be entitled to receive under the CIC Agreement]1 and [to which Executive was previously entitled to receive under the Section 16 Officer Severance Plan1] 2].
As a condition of eligibility to participate in the SLT Severance Plan, Executive must execute this Participation Agreement under which, among other things, [(i) Executive agrees to terminate the CIC Agreement and waive all rights Executive may have under such CIC Agreement, and (ii)]1 Executive agrees to waive any rights Executive might have, if any, [to any other severance benefits under any other agreement or under any other Company plan, practice or policy]3 [under the Section 16 Officer Severance Plan]2.
Executive has carefully reviewed the SLT Severance Plan and this Participation Agreement, and has decided that Executive wishes to enter into it on the terms and conditions set forth herein.
In consideration of the foregoing and the mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:

1.PARTICIPATION IN SEVERANCE PLAN. The Compensation Committee notified Executive under Section 3.1.1 of the SLT Severance Plan that Executive has been selected to participate in the SLT Severance Plan, subject to Executive’s execution of this Participation Agreement. Executive acknowledges and agrees that Executive’s rights to any benefits under the SLT Severance Plan will be subject to the terms and conditions of the SLT Severance Plan.

2.[OTHER SEVERANCE BENEFITS]3 [TERMINATION OF THE CIC AGREEMENT]1. In consideration of the benefits provided under this Participation Agreement, and as a condition to participation in the SLT Severance Plan, Executive [agrees that the CIC Agreement is terminated, effective immediately, and Executive]1 hereby waives any and all benefits to which Executive may have been entitled to receive under [any other Company sponsored severance plan, program, practice, policy or agreement that would duplicate those benefits provided under the SLT Severance Plan]3 [such CIC Agreement]1.

3.[SECTION 16 OFFICER SEVERANCE PLAN. Executive acknowledges and agrees that the Section 16 Officer Severance Plan has been properly terminated by the Compensation Committee and that Executive

________________

[1]	Note to Form: Include bracketed language if Executive is a party to a Change in Control Agreement.

[2]	Note to Form: Include bracketed language if Executive was covered by the Section 16 Officer Severance Plan.

[3]	Note to Form: Include bracketed language if Executive is not a party to a Change in Control Agreement and/or was not covered by the Section 16 Officer Severance Plan, as applicable.

has been provided with proper notice of such termination under Article XI of the Section 16 Officer Severance Plan. In consideration of the benefits provided under this Participation Agreement, and as a condition to participation in the SLT Severance Plan, Executive hereby waives any and all benefits to which he may have been entitled to receive under the Section 16 Officer Severance Plan, including without limitation any benefits or protections Executive may have been entitled to receive under Article XI of the Section 16 Officer Severance Plan. Executive further waives any rights to severance benefits under any other Company-sponsored severance plan, program, practice, policy or agreement that would duplicate those benefits provided under the SLT Severance Plan.]2

4.ADEQUACY OF CONSIDERATION. Executive acknowledges and agrees that the severance benefits to which Executive may be eligible under the SLT Severance Plan and by Executive’s execution of this Participation Agreement are of greater value than the severance benefits which Executive would be entitled to receive if Executive did not sign this this Participation Agreement and are more than adequate consideration for Executive’s agreement hereunder.

5.AMENDMENTS TO RELATED AGREEMENTS AND COOPERATION. Executive agrees to execute any and all documents or agreements necessary or requested by the Company in connection with Executive’s participation in or receipt of benefits under the SLT Severance Plan, including any applicable award agreements under the Company’s stock or compensation plans or programs.

IN WITNESS WHEREOF, Executive and the Company hereby execute this Participation Agreement, effective as of _______, 2018.

CREE, INC.

__________________________________________            Date: ___________________
Gregg Lowe, President and Chief Executive Officer

Executive

__________________________________________            Date: ___________________
[Name]

[Signature Page – Participation Agreement]